EXHIBIT j.

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 11, 2000, relating to the financial statements and financial highlights appearing in the December 31, 1999 Annual Report to Shareholders of Phoenix-Zweig Trust, comprising Phoenix-Zweig Appreciation Fund, Phoenix-Zweig Foreign Equity Fund, Phoenix-Zweig Government Cash Fund, Phoenix-Zweig Government Fund, Phoenix-Zweig Growth & Income Fund, Phoenix-Zweig Managed Assets Fund and Phoenix-Zweig Strategy Fund, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Other Information - Independent Accountants" in the Statements of Additional Information.




PricewaterhouseCoopers LLP
New York, NY
April 26, 2000